Exhibit 99.1

             CALLIDUS SOFTWARE REPORTS PRELIMINARY FINANCIAL RESULTS
                           FOR THE SECOND QUARTER 2005

             Full Financial Results to be Released on July 27, 2005

San Jose, Calif., June 30, 2005 -- Callidus Software Inc. (Nasdaq: CALD), a leader in Enterprise Incentive Management (EIM), today announced preliminary financial results for the second quarter ended June 30, 2005.

The Company expects total revenues for the second quarter of 2005 to be within the range of $11.9 million to $12.4 million. License revenues for the second quarter are expected to be approximately $1.1 million. Maintenance and service revenues for the second quarter are expected to be in the range of $10.8 million to $11.3 million. Cash and short term investments are expected to be approximately $58.7 million on June 30, 2005.

"The preliminary second quarter financial results we are announcing today reflect disappointing license revenues. We will discuss the second quarter in detail as well as our plans for moving forward when we report our second quarter financials on July 27, 2005," said Robert Youngjohns, president and chief executive officer of Callidus Software.

Callidus Software will report full financial results for the second quarter of 2005 on Wednesday, July 27, 2005 after the market closes, followed by a conference call at 1:30 p.m. Pacific Daylight Time (PDT). The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.CallidusSoftware.com. To participate in the call via telephone, the dial-in number will be 800-299-7635 (international 617-786-2901), passcode 77018686.

A telephone playback and webcast replay of the conference call will be available after 3:30 p.m. PDT on July 27, 2005 through August 10, 2005. The telephone replay will be available by calling 888-286-8010 (International callers:
617-801-6888) passcode 53470012. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

ABOUT CALLIDUS SOFTWARE
Founded in 1996, Callidus Software (www.CallidusSoftware.com) is a leading enterprise incentive management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp(R) Grid architecture, Callidus delivers an EIM solution that combines the power and scalability of grid computing with the flexibility of a rules-based interface. Customers/Partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual, DIRECTV, Dun & Bradstreet, IBM, Pennzoil-Quaker State Company, SBC Communications and Sun Microsystems.

NOTE ON FORWARD-LOOKING STATEMENTS
The forward looking statements included in this press release, including estimates of revenues and cash for the second quarter of 2005 and management's readiness to discuss the second quarter in detail on July 27, 2005, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, completion of the closing of its financial records for the month of June, review of financial results by the Company's independent accountants, litigation and other risks detailed in the Company's reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K and Form 10-Qs, copies of which may be obtained from the SEC's website (www.sec.gov), by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.CallidusSoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

(C) 2005 by Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Everyone Profits, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

                                      ###

INVESTOR RELATIONS CONTACT:                     PRESS CONTACT:
Jon Pexton                                      Jane Le Fevre
408-808-6577                                    408-808-6511
ir@callidussoftware.com                         pr@callidussoftware.com